UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 20, 2008

Handleman Company

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

00107923	38-1242806
(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-5225
(Address of Principal Executive Offices)	(Zip Code)

(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant for Handleman Company

(a) Previous independent registered public accounting firm

On March 20, 2008, Handleman Company (“Handleman”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm. During Handleman’s fiscal years ended April 28, 2007 and April 29, 2006, PwC’s reports on Handleman’s financial statements did not contain any adverse opinion or disclaimer of opinion, nor did PwC qualify or modify its reports as to uncertainty, audit scope or accounting principle.

Further, during Handleman’s fiscal years ended April 29, 2006 and April 28, 2007 and through March 20, 2008, there were no disagreements with PwC regarding any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure that, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in PwC’s reports on Handleman’s financial statements for such years.

As previously disclosed in the Item 4 section of Handleman’s Forms 10-Q for the quarters ended January 31, 2007, October 28, 2006 and July 29, 2006 and in the Item 9A section of Handleman’s Form 10-K for the fiscal year ended April 29, 2006, management determined that Handleman did not maintain effective controls over the completeness and accuracy of revenue and the related valuation of accounts receivable. Specifically, controls over invoice cancellations were not effective to ensure revenue was recorded in the appropriate period and that the corresponding accounts receivable were properly valued. This control deficiency resulted in an adjustment to Handleman’s consolidated financial statements as of and for the fiscal year ended April 29, 2006. Additionally, this control deficiency could have resulted in a misstatement of Handleman’s revenues and accounts receivable that would result in a material misstatement to the annual or interim financial statements that would not have been prevented or detected. Therefore, management concluded this control deficiency constituted a material weakness. Despite this material weakness, no restatement of prior period financial statements was required.

A material weakness in the control over the production support testing of a manual file interface resulted in an adjustment to revenues and accounts receivable in the fourth quarter of the fiscal year ended April 29, 2006. This material weakness was remediated in the fourth quarter of the fiscal year ended April 29, 2006. The implementation of a file balancing routine related to the information transfer of customer credits, which remediated this material weakness, was disclosed in the Item 9A section of Handleman’s Form 10-K for the fiscal year ended April 29, 2006.

As previously disclosed in the Item 4 section of Handleman’s Forms 10-Q for the quarters ended January 31, 2008, October 27, 2007 and July 28, 2007 and in the Item 9A section of Handleman’s Form 10-K for the fiscal year ended April 28, 2007, management determined that Handleman did not maintain effective controls over the accounting for income taxes. Specifically, Handleman’s processes, procedures, resources and controls were not adequate to ensure the accounting for complex and/or non-routine tax matters, as recorded in the tax provision and related deferred tax asset and tax liability accounts, were accurate, reported in the proper period, and determined in accordance with generally accepted accounting principles. This control deficiency resulted in audit adjustments to tax expense, tax asset and tax liability accounts, and related financial statement disclosures in Handleman’s consolidated financial statements as of and for the fiscal year ended April 28, 2007. Additionally, this control deficiency could have resulted in misstatements of the aforementioned accounts and disclosures that would result in a material misstatement to Handleman’s consolidated financial statements that would not have been prevented or detected. Accordingly, management has concluded this control deficiency constituted a material weakness. Despite this material weakness, no restatement of prior period financial statements was required. Management has implemented additional controls and procedures related to complex and/or non-routine tax matters to ensure they are in accordance with generally accepted accounting principles. These additional controls and procedures include (i) the engagement of an outside party to provide consulting services related to all complex and non-routine tax matters and (ii) communication between Handleman’s Tax Department and the Corporate Controller’s Department to review the accuracy of the financial reporting related to complex and non-routine tax matters. Handleman must test these controls for a sufficient period of time before Handleman can determine whether it has remediated this material weakness.

Except for the three material weaknesses discussed in the three immediately preceding paragraphs, there were no other “reportable events” pursuant to Item 304(a)(1)(v) of Regulation S-K during the fiscal years ended April 29, 2006 and April 28, 2007 and through March 20, 2008.

Handleman has provided PwC with a copy of the above disclosures and requested PwC to furnish Handleman with a letter addressed to the SEC stating whether or not PwC agrees with such disclosures and, if not, stating the respects in which it does not agree. A copy of the letter, dated March 26, 2008, provided by PwC in response to such request is included as an exhibit to this Form 8-K.

(b) New independent registered public accounting firm

Pursuant to direction from Handleman’s Audit Committee of the Board of Directors, Handleman solicited Requests for Proposal from four independent registered public accounting firms, including PwC, on February 4, 2008. Handleman reviewed with the Audit Committee the responses to the Requests for Proposal received from three independent registered public accounting firms, including PwC. Based on this review, the Audit Committee recommended to Handleman’s Board of Directors the appointment of Grant Thornton LLP (“Grant Thornton”), the lowest bidder, as Handleman’s independent registered public accounting firm. The Board of Directors approved the appointment of Grant Thornton as Handleman’s independent registered public accounting firm on March 20, 2008. During Handleman’s fiscal years ended April 29, 2006 and April 28, 2007 and through March 20, 2008, Grant Thornton served as the independent registered public accounting firm for Handleman Company’s benefit plans.

During the fiscal years ended April 29, 2006 and April 28, 2007 and through March 20, 2008, there were no consultations with Grant Thornton regarding any of the matters described in Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
Exhibit 16.1	PricewaterhouseCoopers’ Letter to Securities and Exchange Commission Affirming Statements Made by Handleman Company regarding its dismissal of PricewaterhouseCoopers as its independent registered public accounting firm for Handleman Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: March 26, 2008	By:	/s/ Khaled Haram
	Name:	Khaled Haram
	Title:	Senior Vice President and Chief Financial Officer